                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                LeaRonal, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 LeaRonal Logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                                 LEARONAL, INC.
                               272 BUFFALO AVENUE
                            FREEPORT, NEW YORK 11520

                       ---------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeaRonal, Inc. (the "Corporation") will be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Tuesday, July 15, 1997 at 10:00 A.M. (Eastern Daylight Savings Time), for the following purposes:

          (1) To elect nine directors to serve in accordance with the By-Laws of the Corporation until the next Annual Meeting of Stockholders, and until their successors are elected and qualified;

          (2) To ratify the appointment of Ernst & Young as auditors of the Corporation for the current fiscal year; and

          (3) To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on June 6, 1997 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed.

                                          By Order of the Board of Directors

                                                                   DONALD
                                          THOMSON,
                                                                   Secretary

Dated:  Freeport, New York
        June 13, 1997
--------------------------------------------------------------------------------

     YOUR VOTE IS IMPORTANT. If you cannot attend the meeting, you are urged to complete, date, sign and return the enclosed proxy at your earliest convenience. A postpaid return envelope is enclosed for this purpose.

                                 LEARONAL, INC.

                               272 BUFFALO AVENUE

                            FREEPORT, NEW YORK 11520

                          ---------------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 15, 1997

                          ---------------------------

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of LeaRonal, Inc. (the "Corporation") for the 1997 Annual Meeting of Stockholders to be held on July 15, 1997, and at any adjournments thereof. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed in the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by a stockholder's vote in person at the meeting. This Proxy Statement and the enclosed form of proxy is intended to be mailed on or about June 13, 1997.

     The purposes of the meeting are (1) to elect nine directors to serve in accordance with the By-Laws until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified; (2) to ratify the appointment of Ernst & Young as auditors of the Corporation for the current fiscal year; and (3) to transact such other business as may properly come before the meeting and any adjournments thereof.

     The cost of this solicitation will be paid by the Corporation. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement and the enclosed proxy. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone or fax. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals and the Corporation will reimburse such entities and persons for their related expenses.

     The shares represented by all properly executed and returned proxies will be voted, if received in time for the meeting, in accordance with the instructions, if any, given thereon. Unless otherwise indicated, or if no instructions are given, with respect to any proposal, the shares represented by such proxies will be voted FOR such proposal. A proxy is revocable at any time prior to being voted.

     The Corporation had outstanding and entitled to vote on June 6, 1997, the record date for the meeting, 8,547,721 shares of Common Stock, which is its only voting security. Each share is entitled to one vote. The only individual stockholders known to the Corporation to own of record or beneficially more than 5% of the outstanding shares of Common Stock are Barnet D. Ostrow, Fred I. Nobel and Sol Berg. Information with respect to such ownership is set forth in the table under "Security Ownership of Directors and Executive Officers".

                             STOCKHOLDERS PROPOSALS

     If a stockholder intends to present a proposal at the Corporation's 1998 Annual Meeting, the proposal must be received by the Corporation by February 21, 1998, for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

     There are nine nominees for election to the Board of Directors, all of which are presently serving in such capacity. The nominees, constituting the entire Board of Directors, are to be elected at the Annual Meeting for a term of one year, and until the election and qualification of their respective successors. If no contrary instructions are indicated, the proxies will be voted for the election of directors of the nominees named below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If any nominee shall be unable, for any reason, to accept nomination or election, it is the intention of the persons named in the enclosed form of proxy to vote the proxy for the nomination and election of such other person or persons as the Board of Directors may designate.

     Set forth below is the principal occupation, business experience and other affiliations during the last five years for each person nominated for reelection to the Board of Directors. All ages given are as of the record date.

BARNET D. OSTROW

     Mr. Ostrow, age 83, has served as a director of the Corporation since 1953. He is presently Chairman of the Board of Directors and formerly served as President and Chief Executive Officer of the Corporation.

FRED I. NOBEL

     Mr. Nobel, age 79, has served as a director of the Corporation since 1953. He is presently Vice Chairman of the Board of Directors and formerly served as Executive Vice President and Secretary of the Corporation.

RONALD F. OSTROW

     Mr. Ostrow, age 53, has served as a director of the Corporation since 1975. He is presently President and Chief Executive Officer of the Corporation. Mr. Ronald F. Ostrow is the son of Mr. Barnet D. Ostrow.

RICHARD KESSLER

     Mr. Kessler, age 58, has served as a director of the Corporation since 1987. He is presently Executive Vice President and Chief Operating Officer of the Corporation.

SOL BERG

     Mr. Berg, age 72, has served as a director of the Corporation since 1972. Mr. Berg is a private investor.

CARL N. GRAF

     Mr. Graf, age 70, has served as a director of the Corporation since 1992. He was the President and Chief Operating Officer of W.R. Grace & Co. from 1981 through January, 1987 and a member of the Board of Directors of Spire Corp. from 1987 through the present.

IRWIN LIEBER

     Mr. Lieber, age 58, has served as a director of the Corporation since 1980. He was the founder, and has been the Chief Investment Officer of GeoCapital Corp. from October 1979 to the present.

ARTHUR M. WINSTON

     Mr. Winston, age 53, has served as a director of the Corporation since 1980. He has served as an Investment Manager for Glickenhaus & Co. from April 1991 to the present, as Vice President, Goldman, Sachs & Co. from October 1989 to April 1991, and as General Partner, Glickenhaus & Co. from October 1988 to April 1989. Mr. Winston also serves on the Board of Directors of Hi-Shear Industries, Inc.

KENNETH L. STEIN

     Mr. Stein, age 59, has served as a director of the Corporation since 1987. Mr. Stein is a partner of Greenfield Stein & Senior, LLP, which serves as general counsel to the Corporation.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

                      SECURITY OWNERSHIP OF DIRECTORS AND
                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the ownership of the Corporation's common stock as of June 6, 1997, the record date, by (i) each director, (ii) each of the six most highly compensated executive officers of the Corporation, and (iii) all directors and executive officers of the Corporation as a group. As of the record date, the directors and executive officers of the Corporation as a group (15 persons) beneficially owned 2,493,645 shares of common stock, or approximately 29.17% of the common stock outstanding and entitled to vote at the Annual Meeting, not including an aggregate of 50,063 shares of common stock that such persons may acquire pursuant to options exercisable within 60 days of the record date.

                                                                 SHARES OF COMMON STOCK
                                                                 -----------------------
                                                                  BENEFICIALLY OWNED(1)
                                                                 -----------------------
                        BENEFICIAL OWNER                           NUMBER        PERCENT
    ---------------------------------------------------------    ----------      -------
    Barnet D. Ostrow(2)(3)(4)................................       747,522         8.75
    Fred I. Nobel(3)(5)......................................       846,272         9.90
    Ronald F. Ostrow(2)(6)...................................       297,663         3.48
    Richard Kessler(7).......................................        46,367            *
    Donald Thomson(8)........................................        30,807            *
    David L. Rosenthal(9)....................................        10,914            *
    David Schram(10).........................................         5,333            *
    James Martin(11).........................................         2,908            *
    Carl Fiore(12)...........................................         1,475            *
    Michael Toben(13)........................................           843            *
    Sol Berg(3)..............................................       496,346         5.81
    Carl N. Graf(14).........................................           500            *
    Irwin Lieber(15).........................................           390            *
    Arthur M. Winston(16)....................................         4,680            *
    Kenneth L. Stein(17).....................................         1,625            *
    All present directors and officers as a group
      (15 persons)...........................................     2,493,645        29.17

---------------
* less than 1%

 (1) This table is based upon information supplied by directors and executive officers. All directors and officers have the sole investment and voting power over their respective shares, except as otherwise indicated.

 (2) Ronald F. Ostrow is the son of Barnet D. Ostrow. No other family relationships exist between or among any of the directors and officers.

 (3) The indicated individuals may be deemed to be "controlled persons" of the Corporation by reason of share ownership. The address of Messrs. Barnet D. Ostrow and Fred I. Nobel is c/o LeaRonal, Inc., 272 Buffalo Avenue, Freeport, New York 11520 and the address of Mr. Sol Berg is 515 Madison Avenue, 38th Floor, New York, New York 10022.

 (4) Includes 6,000 shares beneficially owned by Barnet D. Ostrow and his wife as partners of Ostrow Properties Limited Partnership #1 and Ostrow Properties Limited Partnership #2.

 (5) Includes 3,000 shares beneficially owned by Fred I. Nobel and his wife as partners of Nobel Limited Partnership. In addition, Mr. Nobel disclaims beneficial ownership of 9,375 shares owned by his wife.

 (6) Includes (i) 175,781 shares held in trust for the benefit of Ronald F. Ostrow, as to which Kenneth L. Stein and Ronald F. Ostrow are trustees and share voting and investment power (as to which Mr. Stein has no beneficial interest), and (ii) 97,000 shares beneficially owned by Ronald F. Ostrow as a limited partner of Ostrow Properties Limited Partnership #1; does not include (i) 83,103 shares owned by Ronald F. Ostrow's children and (ii) 9,400 shares that may be acquired within 60 days by exercise of stock options.

 (7) Does not include (i) an aggregate of 3,786 shares owned by Mr. Kessler's children in which Mr. Kessler disclaims beneficial ownership, and (ii) 11,100 shares that may be acquired within 60 days by exercise of stock options.

 (8) Does not include 3,750 shares that may be acquired within 60 days by exercise of stock options.

 (9) Does not include 10,125 shares that may be acquired within 60 days by exercise of stock options.

(10) Does not include 3,719 shares that may be acquired within 60 days by exercise of stock options.

(11) Does not include 3,969 shares that may be acquired within 60 days by exercise of stock options.

(12) Does not include 250 shares that may be acquired within sixty (60) days by exercise of stock options.

(13) Does not include 1,500 shares that may be acquired within sixty (60) days by exercise of stock options.

(14) Does not include 1,250 shares that may be acquired within 60 days by exercise of stock options.

(15) Does not include 2,500 shares that may be acquired within 60 days by exercise of stock options.

(16) Glickenhaus & Co. is an investment management company. Includes an aggregate of 2,601 shares held for Mr. Winston's children, of which Mr. Winston is custodian. Does not include 2,500 shares that may be acquired within 60 days by exercise of stock options.

(17) Includes 1,000 shares held by Vanguard Discount Brokerage Services for Mr. Stein's benefit under his firm's retirement plan.

OTHER SECURITY OWNERSHIP

     To the best knowledge of the Corporation, at May 31, 1997 (in addition to those directors specified above) the following persons beneficially owned (as that term is defined by the Securities and Exchange Commission) more than 5% of the common stock outstanding and entitled to vote at the Annual Meeting:

                                                                            SHARES OF COMMON
                                                                                  STOCK
                                                                              BENEFICIALLY
                                                                                OWNED(1)
                                                                            -----------------
                   NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER    PERCENT
--------------------------------------------------------------------------  -------   -------
Societe Generale Asset Management Corp.(2)................................  577,500     6.76
  1221 Avenue of the Americas
  New York, N.Y. 10020

---------------
(1) Based on Schedules 13G filed with the Securities and Exchange Commission by such beneficial owners and additional information received from each as of May 31, 1997.

(2) Societe Generale Asset Management Corp. (the "Advisor") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended. The Advisor, by virtue of its powers under its investment advisory contracts with advisory clients, including SoGen International Fund, Inc., an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, may be deemed to be a beneficial owner of such shares.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE

     During the fiscal year ended February 28, 1997, the Board of Directors held four meetings. Each director attended at least 75 percent of these meetings, as well as the meetings of the Committees of which he was a member.

DIRECTORS' COMPENSATION AND CONSULTING ARRANGEMENTS

     Non-employee directors, except Mr. Stein, received annual fees of $11,000 each, paid in equal quarterly installments. Directors receive no additional compensation for participation on committees of the Board. Mr. Stein is a partner of Greenfield Stein & Senior, LLP, which serves as general counsel to the Corporation. Directors who are employees of the Corporation receive no fees for attending Board or committee meetings.

     Messrs. Barnet D. Ostrow and Fred I. Nobel have consulting agreements with the Corporation pursuant to which they earned fees of $135,000 and $130,000 respectively, in the Corporation's last fiscal year. Additionally, they are provided with medical insurance. The current term of each agreement ends February 28, 1998 and may be renewed for successive additional periods of one year each.

     Non-employee directors are eligible to participate in the 1990 Nonqualified Stock Option Plan. During the Corporation's last fiscal year, no options were granted to non-employee directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee consists of Messrs. Lieber and Winston. The Committee meets annually to review the auditor's reports to the Board of Directors, financial statements and internal accounting controls. It also monitors the independence and fees of the independent auditors and recommends further appointments thereof.

     The Executive Compensation Committee consists of Messrs. Berg, Lieber and Graf. The Committee recommends compensation for officers of the Corporation and administers the 1996 Long-Term Incentive Plan.

     The Stock Option Committee is composed of Messrs. Lieber and Winston, who are independent non-employee directors, and Ronald F. Ostrow, the Corporation's chief executive officer.

     The Corporation does not have a standing nominating committee. However, Messrs. Berg, Nobel and Barnet D. Ostrow recommend new directors and changes in the composition of the Board of Directors.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Corporation's Board of Directors approves all compensation of the Corporation's officers, including the chief executive officer, based on the recommendations of the Compensation Committee, except that all grants of stock options under the Corporation's stock incentive plan are approved solely by the Stock Option Committee. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any executive compensation program, except the 1990 Nonqualified Stock Option Plan previously approved by the stockholders of the Corporation.

     The Corporation's compensation program is intended to enable the Corporation to compete effectively with other firms in attracting, retaining and motivating executives of the caliber needed for the future success of the Corporation's business. This program contains three components: (i) contractually based compensation; (ii) annual incentive compensation; and (iii) longer-term incentives in the form of nonqualified stock options and contributions to the 401(k) Employees Savings Plan. The annual incentive compensation and nonqualified stock options are primarily dependent on the Corporation's earnings and profitability as well as the returns realized by the Corporation's stockholders.

  A.  Base Compensation

     An officer's base compensation is contractually determined, subject to increases based on a number of factors including, but not limited to: (i) an assessment of performance over time; (ii) competence; and (iii) potential. Adjustments to each officer's base compensation are made annually in connection with annual performance reviews.

  B.  Annual Incentive Compensation -- Bonus

     The Corporation's annual incentive compensation program provides for the payment of bonuses to the officers and certain other employees on an individual basis. Such awards are based upon the Corporation's overall earnings growth, a comparison of the Corporation's earnings in the last fiscal year with those of the immediately preceding fiscal year, as well as individual performance. The intent is to motivate and reward performance.

     A specified bonus for each officer is first approved by the Compensation Committee and then submitted for approval to the Board of Directors. In contrast, the total available bonus pool for other employees is approved by the Compensation Committee and the Board of Directors and distributed at the discretion of the Corporation's President in consultation with the other officers.

  C.  Longer-Term Incentives -- Nonqualified Stock Options/401K Plan

     These incentives are designed to coordinate the longer-term interests of the Corporation and its stockholders with those of the Corporation's key employees, officers and directors. The Stock Option Committee meets periodically to grant nonqualified stock options to key employ-ees, officers and directors pursuant to the 1990 Nonqualified Stock Option Plan. The plan is intended to provide such individuals with additional incentive to advance the interests of the Corporation as stock options only produce value to such individuals if the price of the Corporation's common stock appreciates.

  D.  Chief Executive Officer Compensation

     Mr. Ronald F. Ostrow's compensation results from his participation in the same compensation program as the other executives of the Corporation. The bonus paid to Mr. Ostrow for the fiscal year ended February 28, 1997 was greater than the amount paid for the prior fiscal year, reflecting the improved performance of the Corporation in that year.

                                          Executive Compensation Committee
                                          Sol Berg
                                          Irwin Lieber
                                          Carl Graf

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Corporation's Chief Executive Officer and the other five highest paid officers, as well as the total compensation paid to each for the Corporation's most recent three fiscal years:

                                 LEARONAL, INC.
                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                            -----------------------
                                               ANNUAL COMPENSATION                  AWARDS
                                        ---------------------------------   -----------------------
           NAME AND                                          OTHER ANNUAL               ALL OTHER
          PRINCIPAL            YEAR      SALARY     BONUS    COMPENSATION   OPTIONS    COMPENSATION
           POSITION            ENDED      ($)        ($)        ($)(5)        (#)         ($)(6)
------------------------------ -----    --------   --------  ------------   -------    ------------
Ronald F. Ostrow..............  2/97     429,000    103,000      84,517(1)  150,000            0
  President and                 2/96     385,000    100,000     142,446(1)                     0
  Chief                         2/95     342,004     80,000                   5,000            0
  Executive Officer
Richard Kessler...............  2/97     291,500     72,000     141,294(2)  100,000        4,831
  Executive Vice                2/96     264,000     70,000      57,461(2)                 5,022
  President and                 2/95     236,500     56,000                   9,000        5,309
  Chief Operating
  Officer
Donald Thomson................  2/97     187,000     47,925      40,083(3)   50,000        4,831
  Vice President-               2/96     170,500     47,500      34,134(3)                 5,022
  Technology                    2/95     148,720     38,000      26,237(3)    5,000        5,309
  and Secretary
David L. Rosenthal............  2/97     220,000     52,000      21,018(4)   75,000        4,831
  Vice President-               2/96     198,000     50,000      25,536(4)                 5,022
  Finance                       2/95     176,000     40,000                   8,000        5,309
  and Treasurer
James Martin..................  2/97     165,330     21,000                  35,000        4,831
  Vice President                2/96     145,200     20,000                                5,022
                                2/95     129,250     16,000                   5,000        4,915
David Schram..................  2/97     176,550     23,500                  35,000        4,831
  Vice President                2/96     154,000     22,500                                5,022
                                2/95     132,000     18,000                   5,000        5,045

---------------
(1) Includes $65,625 and $121,250, for 1997 and 1996, respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(2) Includes $119,789 and $44,438, for 1997 and 1996, respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(3) Includes $32,654, $27,188 and $19,219 for 1997, 1996 and 1995, respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(4) Includes $13,500 and $20,438, for 1997 and 1996, respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(5) The only Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting purposes.

(6) Consists of contributions by the Corporation to a 401(k) Employees Savings Plan equal to 50% of the first 4% of the employee's contribution and a pro rated share of any discretionary contributions made by the Corporation.

OPTION GRANTS DURING LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted during the Corporation's last fiscal year, including the potential realizable value of each grant assuming that the market value of the Corporation's common stock appreciates in value from the date of the grant to the expiration of the 10 year option period at annualized rates of 5% and 10%, in each case compounded annually over the life of the option. The value indicated is a net amount, since the aggregate exercise price has been deducted from the final appreciated value in accordance with Securities and Exchange Commission regulations. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future prices of the Corporation's common stock. The Corporation has also elected to provide a separate column indicating the potential realizable value of each grant assuming that the market value of the Corporation's common stock appreciates at the Corporation's historic rate of appreciation, 6.9% over the 10 year period ended April 11, 1996.

                                                                                      POTENTIAL REALIZABLE
                                                                                            VALUE AT
                               INDIVIDUAL GRANTS                                         ASSUMED ANNUAL
-------------------------------------------------------------------------------             RATES OF
                                        % OF TOTAL                                         STOCK PRICE
                                          OPTIONS                                       APPRECIATION FOR            HISTORIC
                                        GRANTED TO                                        OPTION PERIOD               STOCK
                                         EMPLOYEES    EXERCISE                              (10 YR.)              APPRECIATION
                            OPTIONS      IN FISCAL      PRICE        EXPIRATION     -------------------------         RATE
          NAME             GRANTED(#)      YEAR       ($/SHARE)         DATE         5.0%($)        10.0%($)         6.9%($)
------------------------- ------------  -----------  -----------     ----------     ----------     ----------     -------------
Ronald F. Ostrow.........     150,000       31.58        24.50         04/10/06      2,311,575      5,857,950        3,493,455
Richard Kessler..........     100,000       21.05        24.50         04/10/06      1,541,050      3,905,300        2,328,970
Donald Thomson...........      50,000       10.53        24.50         04/10/06        770,525      1,952,650        1,164,485
David L. Rosenthal.......      75,000       15.79        24.50         04/10/06      1,155,788      2,928,975        1,746,728
James Martin.............      35,000        7.37        24.50         04/10/06        539,368      1,366,855          815,140
David Schram.............      35,000        7.37        24.50         04/10/06        539,368      1,366,855          815,140

     All grants were made at 100% of fair market value as of date of grant. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Corporation's common stock increasing to $39.91 and $63.58, respectively, over the ten year option period.

     The options granted may not be exercised sooner than the fifth (5th) anniversary of the date of grant nor later than the tenth (10th) anniversary thereof.

     In the Corporation's last fiscal year, options were granted covering 475,000 shares of common stock.

     All options expire 10 years from the date of grant. Additionally, unexercised options granted under the 1996 Long-Term Incentive Plan will expire if the option holder voluntarily terminates his or her employment or the Corporation terminates such employment "for cause" as defined in the Plan.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options exercised in the fiscal year ended February 28, 1997, including the "value realized" upon exercise (the difference between the exercise price of the shares acquired and the market value at the date of exercise), and the value of the unexercised "in-the-money" options held at February 28, 1997 (the difference between the exercise price of all such options held and the market value of the shares covered by such options at February 28, 1997).

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS

                                                                                         VALUE OF
                                                                                       UNEXERCISED
                                                                        NUMBER OF      IN-THE-MONEY
                                        SHARES ACQUIRED     VALUE      UNEXERCISED       OPTIONS
                                          ON EXERCISE      REALIZED      OPTIONS        AT FY-END
                 NAME                         (#)            ($)       AT FY-END($)        ($)
--------------------------------------  ---------------    --------    ------------    ------------
Ronald F. Ostrow (1)..................       5,000           65,625       46,875          511,406
Richard Kessler (2)...................       7,344          119,789       46,531          519,106
Donald Thomson........................       2,656           32,654       19,219          197,035
David L. Rosenthal....................       1,000           13,500       38,000          422,563
James Martin..........................           0                0       15,875          171,063
David Schram(3).......................         350            4,638       16,525          180,731

---------------

(1) On June 4, 1997, Mr. Ostrow exercised stock options on 6,250 shares at $9.25 per share, 2,650 shares at $10.625 per share and 600 shares at $13.875 per share which resulted in gains of $112,500, $44,056 and $8,025, respectively, representing the difference between the prices paid for such common stock and the market price on the date of exercise.

(2) On May 29, 1997, Mr. Kessler exercised stock options on 2,500 shares at $9.25 per share and on 1,000 shares at $10.625 per share which resulted in gains of $42,813 and $15,750, respectively, representing the difference between the prices paid for such common stock and the market price on the date of exercise.

(3) On May 8, 1997 Mr. Schram exercised options on 500 shares at $9.25 per share which resulted in a gain of $7,438 representing the difference between the price paid for such common stock and the market price on the date of exercise.

PENSION ARRANGEMENTS

     On May 11, 1990, the Board of Directors of the Corporation ratified the adoption of a 401(k) Employees Savings Plan (the "401(k) Plan"). The 401(k) Plan is a Corporation-sponsored savings plan. The purpose of the 401(k) Plan is to enable employees of the Corporation to accumulate savings on a tax-deferred basis. All employees of the Corporation are eligible to participate in the 401(k) Plan, provided they are 21 years of age and have completed one (1) year of service. Under the 401(k) Plan, eligible employees may contribute from 1% to 15% of their gross taxable income and the Corporation presently makes a matching contribution equal to 50% of the first 4% of the employees' contribution.

EMPLOYMENT AGREEMENTS

     The Corporation has employment agreements with each of its officers, the terms of which presently expire on February 28, 1998, subject to earlier termination in specified circumstances. Each agreement provides for the payment of a specified minimum salary and other benefits to the extent provided by the Corporation to all of its officers. The agreements also provide for automatic renewals for additional periods of three years unless either party gives written notice of termination six month prior to the expiration of any term.

PERFORMANCE COMPARISON

     The graph and table on the following page compare the cumulative total stockholder return on the Corporation's common stock from February 29, 1992 through February 28, 1997 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Corporation's share price at the end and the beginning of the period; by (ii) the share price at the beginning of the period) with the Standard & Poors Specialty Chemicals Index and the Russell 2000, using data supplied by Star Services, Inc. The graph and table assume an investment of $100 in the Corporation's common stock and each index on February 29, 1992, as well as the reinvestment of dividends. The stock price performance on the graph and table below is not necessarily indicative nor is it intended to forecast the future performance of the Corporation's common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  AMONG LEARONAL, INC., THE RUSSELL 2000 INDEX
                   AND THE S & P CHEMICALS (SPECIALITY) INDEX

          MEASUREMENT PERIOD                                                           S & P CHEMICALS
        (FISCAL YEAR COVERED)               LEARONAL INC.         RUSSELL 2000            (SPCLTY)
2/92                                                     100                   100                   100
2/93                                                     105                   108                   110
2/94                                                     103                   130                   130
2/95                                                     138                   128                   114
2/96                                                     190                   165                   152
2/97                                                     177                   185                   146

                                                                    RATIFICATION
                                                                              OF
                                                                     APPOINTMENT
                                                                              OF
                                                                        AUDITORS

     Subject to the approval of the stockholders at the Annual Meeting, the Board of Directors of the Corporation has engaged the firm of Ernst & Young to audit the books, records and accounts of the Corporation for the current fiscal year. Ernst & Young has acted in that capacity for several years. Representatives of Ernst & Young are expected to be present at the Annual

Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

     The Corporation has no knowledge of any other matters to be presented at the meeting. If, however, other matters are presented at the meeting, it is the intention of the persons named in the enclosed proxy to act in their discretion on such other matters as may properly come before the meeting and any adjournments thereof.

     The Annual Report to Stockholders for the fiscal year ended February 28, 1997 was mailed on or about June 6, 1997 to all stockholders of record on June 5, 1997. Such Annual Report is not incorporated herein by reference and is not to be deemed part of this Proxy Statement.

                                          By Order of the Board of Directors

                                                                DONALD THOMSON,
                                                                Secretary

Dated: Freeport, New York
       June 13, 1997

PROXY                                                                  PROXY

                                 LEARONAL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of LeaRonal, Inc., hereby appoints BARNET D. OSTROW and FRED I. NOBEL, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Tuesday, July 15, 1997 at 10:00 A.M. (Eastern Daylight Savings Time), and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

                           (CONTINUED ON OTHER SIDE)

                                 LEARONAL, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

  1.  ELECTION OF DIRECTORS:

      Barnet D. Ostrow, Fred I. Nobel, Ronald F. Ostrow,
      Richard Kessler, Sol Berg, Carl N. Graf, Irwin
      Lieber, Arthur M. Winston and Kenneth L. Stein.

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

      -------------------------------------------------

                                        FOR ALL
                  FOR    WITHHELD       EXCEPT
                  / /      / /           / /

2.    RATIFICATION OF SELECTION OF AUDITORS:

      the proposal to ratify the appointment of Ernst &
      Young as auditors of the Corporation for the current fiscal year.

                  FOR    AGAINST        ABSTAIN
                  / /      / /           / /

3. In their discretion, to act on any other matters which may properly come before the meeting and any adjournments thereof.


                                     The shares represented by this Proxy
                                     will be voted at the meeting. IF NO
                                     CONTRARY INSTRUCTIONS ARE INDICATED,
                                     THIS PROXY SHALL BE DEEMED TO GRANT
                                     AUTHORITY TO VOTE "FOR" ALL NOMINEES
                                     AS DIRECTORS AND "FOR" THE PROPOSAL
                                     TO RATIFY THE APPOINTMENT OF ERNST &
                                     YOUNG AS AUDITORS OF THE CORPORATION
                                     FOR THE CURRENT FISCAL YEAR.
                                     (Please sign here exactly as your name
                                     appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please give your full title.)

      Dated:                                                             , 1997
             ------------------------------------------------------------
                                 (please date this Proxy)
      Signature of Stockholder:
                                -----------------------------------------------


              PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.